Exhibit 21


         The following were the registrant's subsidiaries as of December 31, 1998, other than subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary at such date:


NAME OF SUBSIDIARY                                             JURISDICTION
                                                                    OF
                                                               INCORPORATION


Chris-Craft Television, Inc.                                     Delaware

         BHC Network Partner, Inc.                               Delaware

         BHC Network Partner II, Inc.                            Delaware

         BHC Network Partner III, Inc.                           Delaware

         KCOP Television, Inc.                                   California

         Oregon Television, Inc.                                 Oregon

Pinelands, Inc.                                                  Delaware

United Television, Inc.                                          Delaware

         UTV of San Francisco, Inc.                              California

         UTV of San Antonio, Inc.                                Texas

         UTV of Baltimore, Inc.                                  Delaware

         United Television Sales, Inc.                           Delaware